CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on the Post-Effective Amendment No. 1 to Form S-3 on Form S-1 of Cytomedix, Inc. of our report dated March 30, 2011 relating to the financial statements of Cytomedix, Inc, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Baltimore, MD
April 12, 2011